UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)

(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01     Entry into a Materially Definitive Agreement.

On December 20, 2022, Vistagen Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, VTGN Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Pherin Pharmaceuticals, Inc. (“Pherin”), and Kevin McCarthy in the capacity of Stockholder Representative. The Merger Agreement provides for the Company’s acquisition of Pherin pursuant to the merger of Merger Sub with and into Pherin, with Pherin as the surviving corporation (the “Merger”). Upon completion of the Merger, Pherin will become a wholly-owned subsidiary of the Company. Immediately prior to the consummation of the Merger (the “Effective Time”), each of Pherin’s directors and officers will resign so that no employees or other affiliates of Pherin will continue to serve in their respective roles following the Merger.

As consideration for the Merger, the Company has agreed to (i) issue an aggregate of 12,410,181 unregistered shares of its common stock, par value $0.001 per share (“Common Stock”), to the Pherin stockholders eligible to receive such shares of Common Stock in exchange for their outstanding shares of Pherin common stock, par value $0.00001 per share (“Pherin Common Stock”), at the Effective Time, which the Company estimates to be approximately 96.67% of Pherin stockholders (the “Stock Consideration”), and (ii) for those Pherin stockholders who are not eligible to receive shares of Common Stock in exchange for their outstanding shares of Pherin Common Stock at the Effective Time, which the Company estimates to be approximately 3.33% of Pherin stockholders, a cash payment equal to the value of the shares of Common Stock they would otherwise be entitled to receive if they were eligible to do so (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”). As of the date of the Merger Agreement, the Company estimates the Cash Consideration will be under $50,000.

Merger Agreement

At the Effective Time of the Merger each share of Pherin Common Stock that is issued and outstanding immediately prior to the Effective Time (other than (A) shares of Pherin Common Stock owned by the Company or Merger Sub and (B) any dissenting shares) will no longer be outstanding and will automatically be cancelled, extinguished and converted into the right to receive the Merger Consideration. In addition, options to purchase shares Pherin Common Stock (each, a “Pherin Option”) granted under Pherin’s 2019 Equity Incentive Plan that are outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and immediately cease to be outstanding following the Effective Time. In accordance with the Merger Agreement, at the Effective Time, Pherin will have no liabilities, and thus the Company will not assume any liabilities of Pherin in connection with the Merger. In connection with the closing of the Merger, the Company has agreed to pay certain legal, accounting and other transaction-related expenses incurred by Pherin in connection with the Merger in an amount not to exceed $325,000.

Consummation of the Merger is subject to certain conditions, including: (i) adoption and approval of the Merger Agreement by Pherin stockholders; (ii) the absence of any law or order prohibiting or materially delaying the consummation of the Merger; (iii) Pherin's stockholders holding no more than 5% of the outstanding shares of Pherin Common Stock immediately prior to the Effective Time exercising (or remaining entitled to exercise) statutory appraisal rights pursuant to Section 262 of the Delaware General Corporation Law; (iv) the absence of certain legal proceedings or orders by governmental authorities making the Merger illegal or otherwise prohibiting the completion of the Merger; (v) subject to certain qualifications, the accuracy of representations and warranties of Pherin, the Company and Merger Sub, as applicable, under the Merger Agreement and the performance in all material respects by Pherin, the Company and Merger Sub, as applicable, of their obligations under the Merger Agreement; (vi) the absence of any Material Adverse Effect (as defined in the Merger Agreement); and (vii) execution of the Ancillary Documents (as such term is defined in the Merger Agreement).

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including covenants regarding the operation of the business of Pherin prior to the Effective Time and covenants requiring Pherin not to (i) initiate, solicit, knowingly encourage or knowingly facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to an acquisition proposal, (ii) enter into any agreement with respect to an acquisition proposal or (iii) engage in negotiations or discussions with, or provide any non-public information or data to, any person relating to an acquisition proposal (other than the Company or any of its affiliates or representatives). The Merger Agreement also contains certain termination rights for each of Pherin and the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is not intended to provide any factual information about Pherin, the Company or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may otherwise be viewed as material. Pherin stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the rights of Pherin stockholders to receive the Merger Consideration pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Pherin, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Registration Rights Agreement and Lock-Up Agreement

At the closing of the Merger, the Company, and holders of Pherin Common Stock eligible to receive Stock Consideration (collectively, the “Rights Parties”) will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, among other matters, the Rights Parties will be granted certain mandatory, demand and “piggy-back” registration rights with respect to their respective shares of Common Stock acquired pursuant to the Merger. In addition, non-independent directors of Pherin and holders of 10% or more of the issued and outstanding shares of Pherin Common Stock prior to the Effective Time will deliver to the Company executed lock-up agreements (the “Lock-Up Agreement”) which prohibit the sale or other disposition of shares of Common Stock received upon closing of the Merger for a period of 180 days.

The foregoing descriptions of the Registration Rights Agreement and the Lock-Up Agreement are subject to and qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement and Lock-Up Agreement, copies of which are included as exhibits to the Merger Agreement, which is attached hereto as Exhibit 2.1.

Item 7.01 Regulation FD Disclosure.

On December 21, 2022, the Company issued a press release announcing its entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Section 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization and actual results or developments may differ materially from those projected or implied in these forward-looking statements. Among other things, there can be no guarantee that: any of the Company’s drug candidates, including PH94B and/or PH10, or any other pherine drug candidate will successfully complete ongoing or future clinical trials, receive regulatory approval or be commercially successful; the parties will successfully satisfy the closing conditions set forth in the merger agreement executed by Vistagen and Pherin, including approval of the proposed acquisition by a majority of Pherin’s stockholders; Vistagen’s ability to realize the anticipated benefits of the proposed acquisition of Pherin, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; or unknown liabilities that may or may not be within Vistagen’s control. Certain of these risks are more fully discussed in the section entitled "Risk Factors" in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). The Company’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Vistagen Therapeutics, Inc., VTGN Merger Sub, Inc., Pherin Pharmaceuticals, Inc., and Kevin McCarthy, dated December 20, 2022.
99.1	Press Release issued by Vistagen Therapeutics, Inc., dated December 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: December 21, 2022	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer